FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                      ______________________

                          CURRENT REPORT

                 Pursuant to Section 13 of 15(d)
            of the Securities and Exchange Act of 1934

                     _______________________

                Date of Report:   February 5, 1996

                    F & M BANCORPORATION, INC.
      (Exact name of registrant as specified in its charter)

     Wisconsin                 0-14553            39-1365327
(State or other jurisdiction (Commission File (I.R.S. Employer
      of incorporation)      Number)          Identification No.)

    ONE BANK AVENUE, KAUKAUNA, WISCONSIN           54130
    (Address of principal executive offices)       (Zip Code)






       Registrant's telephone number, including area code:
                          (414) 766-1717
PAGE

Item 2.   Acquisition or Disposition of Assets

     On February 5, 1996, F&M Bancorporation, Inc. ("F&M") consummated its previously announced acquisition of Monycor Bankshares, Inc. ("Monycor"). F&M acquired Monycor pursuant to a Plan and Agreement of Merger and Reorganization dated as of November 1, 1995, as amended on December 1, 1995 (the "Agreement"). Under the Agreement, Monycor was merged into a wholly-owned subsidiary of F&M (the "Merger"). In the Merger, each of the 2,800 outstanding shares of common stock of Monycor ("Monycor Stock") was converted into shares of F&M Common Stock, $1.00 par value ("F&M Common"), in a conversion ratio determined pursuant to a formula set forth in the Agreement. The formula resulted in a conversion ratio of 56.2725 shares of F&M Common for each share of Monycor Stock. A total of 157,563 shares of F&M Common was therefore issued in the Merger. Because of the maximum $23.00 value of F&M Common Stock under the Agreement formula, the shares of F&M Common were valued at approximately $3.6 million in the aggregate for purposes of the Merger.

     The acquisition transaction was negotiated at arm's length between F&M and the directors of Monycor (none of whom were or are affiliated with F&M, its affiliates, its directors and officers and their associates). F&M is accounting for the Merger using the pooling of interests method of accounting.

     Monycor is a holding company owning 98.4% of the outstanding shares of Monycor Bank of Superior, a Wisconsin state bank with one full service office in Superior, Wisconsin. Because of the relative sizes of F&M and Monycor, F&M is not required to provide herein historical financial statements of Monycor, or pro forma financial information of F&M reflecting the Merger. However, Monycor has supplied the following summary unaudited Monycor financial information:

                               As of, or for the year ended,
                                       December 31,
                                      (in thousands)

                                   1995            1994

 Total Assets  . . . . . . .      $29,491          $30,151
 Total Loans . . . . . . . .       18,771           19,100
 Allowance for Loan Losses .          226              225
 Total Deposits  . . . . . .       26,457           27,015
 Shareholders' Equity  . . .        1,724            1,578

 Net Income  . . . . . . . .          380              362

PAGE

Item 5.   Other

     Separately, F&M announced on February 1, 1996 that its agreement to acquire shares of Peoples State Bank, Bloomer, Wisconsin, has expired without completion of the transaction. Although over 65% of the bank's shareholders had voted to permit the acquisition to proceed, Peoples State Bank was unable to obtain the statutorily required approval of the holders of at least 75% percent of its shares.


Item 7.   Financial Statements and Exhibits

     (a) and (b) Financial statement filing requirements are not applicable because Monycor does not meet the significance tests, as compared to F&M, which would require historical financial information of Monycor or pro forma financial information of F&M in this Report. However, certain summary financial information of Monycor is included in Item 2.

     (c)  Exhibits   See the Exhibit Index, immediately following
the signature page to this Report, which is incorporated herein by reference.

PAGE

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   February 14, 1996          /s/ Daniel E. Voet
                                   Daniel E. Voet
                                   Chief Financial Officer
                                   and Treasurer

PAGE

                     F&M BANCORPORATION, INC.

                          EXHIBIT INDEX
                                to
                     FORM 8-K CURRENT REPORT
                   Dated as of February 5, 1996



  Exhibit                           Incorporated by    Filed
  Number         Description          Reference To   Herewith


 2.1(a)     Plan and Agreement of   Exhibit 2.1 to
            Merger and Reorgan-     F&M's Quarterly
            ization dated as of     Report on Form
            November 1, 1995 by     10-Q for the
            and among F&M, F&M      quarter ended
            Merger Corporation and  September 30,
            Monycor                 1995

  2.1(b)    Amendment No. 1,                             X
            thereto, dated as of
            December 1, 1995